EXHIBIT 99

For Immediate Release

NEWS RELEASE:

Media Sciences Reports Record Revenues, Earnings and Cash Flow for Fiscal 2006

OAKLAND, N.J., September 13, 2006—Media Sciences International, Inc. [AMEX:GFX], the leading independent manufacturer of color toner cartridges and solid ink sticks for business color printers, today announced its financial results for the year ended June 30, 2006, which included record revenues, earnings and cash flows. The Company will host a conference call Wednesday, September 13, 2006, at 8:45 a.m. Eastern to discuss its fiscal 2006 annual results, its strategic objectives for the current 2007 fiscal year, and the status of its patent litigation with Xerox.

Financial highlights for the fiscal year include:

•	Net revenue increase of 18% year over year
•	Gross margin improvement of 900 bp over the prior year
•	Full year EPS of $0.19 per share basic and $0.18 per share diluted
•	4th Quarter EPS of $0.07 per share basic and $0.06 per share diluted
•	Effective tax rate reduction of 500 bp on continuing operations
•	EBITDA of $4.0 million, up $2.7 million or 203% over the prior year

Michael W. Levin, President and Chairman of Media Sciences International, Inc. commented on the year’s success, “We are very pleased with our 2006 results. The execution by our recently expanded, exceptional team of professionals included strong product launches, significant manufacturing efficiencies and the implementation of processes and controls required to scale Media Sciences’ business. These efforts translated into significant margin enhancement and strong earnings and cash flow, and set the stage for our continued and accelerated growth and profitability.”

Revenue
Consolidated net sales for the fiscal year ended June 30, 2006 increased approximately $3.3 million, or 18 percent, to $21.3 million from $18 million in the prior year. The Company’s sales of color toner cartridges increased by approximately 39 percent over the same period in 2005 while sales of solid ink sticks increased approximately 18 percent. Sales of Media Sciences branded business increased by 500 bp to 55 percent of revenues and the Company’s international business increased by 200 bp to 18 percent of revenues.

Consolidated net sales for the quarter ended June 30, 2006 increased approximately 25 percent to $5.96 million from $4.76 million in the prior year.

Overall, net revenue growth in fiscal years 2006 and 2005 is attributed to new product introductions, increased market share for some existing products, and growth in the installed base of color business printers for which Media Sciences manufactures supplies. The trend toward these lower-priced, faster color printers is expected to continue.

Gross Margin
Consolidated gross profit for year ended June 30, 2006 increased by $3.3 million or 45 percent to $10.8 million from $7.5 million in the prior year. In 2006, the Company’s gross margin increased by 900 bp from 42 percent of net revenues in 2005 to 51 percent in 2006.

Media Sciences has benefited from margin expansion owing to increased efficiencies in solid ink manufacturing and the mix of product sales. Favorable reductions in costs of goods sold were partially offset by increased prices of certain raw materials and their associated shipping costs. In fiscal 2007, the Company does not expect significant additional yield improvements in solid ink production or further product transitions that would reduce costs. Therefore, any further increases in raw material or inbound shipping costs may increase product costs, unless offset by other manufacturing efficiencies.

Income
Net income for the year ended June 30, 2006 was $2.13 million or $0.19 per share basic and $0.18 per share diluted, as compared to a net loss of $0.08 million or $(0.01) per share (basic and diluted) for the year ended June 30, 2005.

During the quarter ended June 30, 2005, the Company ceased all electronic pre-press system sales and service operations, which represented a majority of the operations of the Company’s Cadapult subsidiary. The results of operations for that line of business are classified as a discontinued operation and are reflected in the Company’s $0.08 million net loss in 2005.

Effective Tax Rate
For the years ended June 30, 2006 and 2005, the Company’s effective tax rate was 34 percent and 39 percent, respectively. The 500 bp decrease reflects the current year realization of the Company’s tax planning efforts and improved tax compliance processes to take advantage of all of the state and federal credits and income exemptions for which the Company is entitled. The Company expects its consolidated effective tax rate to remain at about 35 percent through fiscal 2007.

Cash Flow
For the fiscal year, cash flows from operating activities were $3.4 million, a $3.24 million increase over the prior year of $0.16 million. The $3.4 million of operating cash flows generated in 2006 resulted from $2.1 million of income from operations and the add-back of non-cash expenses totaling $1.3 million.

CEO’s Comments
Mr. Levin commented on the Company’s continued aggressive approach in fiscal 2007. “Media Sciences is continuing to leverage and build on the significant operational, financial, product, and sales achievements of fiscal 2006. To achieve our goal of accelerated revenue growth, our focus is on further market penetration and on the strategic expansion of our available market. To these ends, we will continue to expand our product development and sales resources. Our organization’s passion for success and business expertise continue to drive our focus and our execution in fiscal 2007.”

Conference Call Note
Media Sciences International, Inc. will hold a conference call to discuss annual results on Wednesday, September 13, 2006, at 8:45 a.m. Eastern Time. The call will be webcast live by Thomson/CCBN and may be accessed through Media Sciences’ web site at www.mediasciences.com. Investors and other interested parties in the United States may access the teleconference by calling 866.202.1971. International callers may dial 617.213.8842. The passcode for the teleconference is 27839855.

For more information on Media Sciences or its SEC filings, please visit the investor relations section of the Company’s website at www.mediasciences.com. Media Sciences expects to file its fiscal 2006 Form 10-KSB with the SEC on or before September 28th.

About Media Sciences International, Inc. (AMEX: GFX): Media Sciences International, Inc. (AMEX: GFX), the leading independent manufacturer of solid ink and color toner cartridges for office color printers, has a strong reputation for being the informed customer’s choice. As the premium quality price alternative to the printer manufacturer’s brand, Media Sciences’ newly manufactured color toner and solid ink products for use in Xerox®, Tektronix®, OKI®, Ricoh®, Konica-Minolta/Minolta-QMS®, Epson®, and Brother® office color printers deliver up to and over 30% in savings when compared to the printer manufacturer’s brand. Behind every Media Sciences product is The Science of Color™—the company’s proprietary process for delivering high quality products at the very best price, including its commitment to exceptional, highly responsive technical support and its longstanding, industry-leading warranty. With the Company’s groundbreaking INKlusive™ FREE Color Printer Program (www.inklusive.com), printer users buy the supplies, and get the printer for free. For more information on the Company, its products, and its programs, visit www.mediasciences.com, E-mail info@mediasciences.com, or call 201.677.9311.

Brand names and trademarks are used for descriptive purposes only and are the properties of their respective owners.

Contacts:
Investor Contact: Kevan D. Bloomgren, Chief Financial Officer, Media Sciences
kbloomgren@mediasciences.com, 201.677.9311, ext. 213

Media Contact: Barb Short, Marketing Communications Manager, Media Sciences
bshort@mediasciences.com, 201.677.9311, ext. 216

Forward Looking Statements
Our disclosure and analysis in this report contain forward-looking information, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, about our financial results and estimates, business prospects and products in development that involve substantial risks and uncertainties. You can identify these statements by the fact that they do not relate strictly to historic or current facts. These forward-looking statements use terms such as “believes,” “expects,” “may”, “will,” “should,” “anticipates,” “estimate,” “project,” “plan,” or “forecast” or other words of similar meaning relating to future operating or financial performance or by discussions of strategy that involve risks and uncertainties.   From time to time, we also may make oral or written forward-looking statements in other materials we release to the public.  These forward-looking statements are based on many assumptions and factors, and are subject to many conditions, including, but not limited to, our continuing ability to obtain additional financing, dependence on contracts with suppliers and major customers, competitive pricing for our products, demand for our products, changing technology, our introduction of new products, industry conditions, anticipated future revenues and results of operations, retention of key officers, management or employees, prospective business ventures or combinations and their potential effects on our business.  Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements are made based upon management’s current expectations and beliefs concerning future developments and their potential effects upon our business. We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. We cannot predict whether future developments affecting us will be those anticipated by management, and there are a number of factors that could adversely affect our future operating results or cause our actual results to differ materially from the estimates or expectations reflected in such forward-looking statements.  We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
The Company’s financial results are reported in accordance with generally accepted accounting principles (GAAP). Management finds it useful at times to provide adjustments to its GAAP numbers. This news release contains the non-GAAP financial measure of EBITDA, defined as Earnings Before Interest, Taxes, Depreciation and Amortization, which are adjusted from results based on GAAP to exclude certain expenses.

These non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. They are presented because the Company’s management uses this information when evaluating current results of operations and cash flow, and believes that this information provides the users of the financial statements with an additional and useful comparison of the Company’s current results of operations and cash flows with past and future periods.

This adjusted financial information should not be construed as an alternative to our reported results determined in accordance with GAAP. Further, our definition of this adjusted financial information may differ from similarly titled measures used by other companies.

Reconciliation of Non-GAAP Measures

	Year Ended	Year Ended

	6/30/2006	6/30/2005
Reported Income from Operations	$3,269,114	$ 805,522
Add back: Depreciation & Amortization	$ 747,048	$ 519,856
EBITDA	$4,016,162	$1,325,378

MEDIA SCIENCES INTERNATIONAL, INC.
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended June 30,
	2006	2005

NET REVENUES	$21,273,362	$17,995,849

COST OF GOODS SOLD:
Cost of goods sold, excluding depreciation and amortization,
product warranty, and shipping and freight	8,535,397	8,924,730
Depreciation and amortization	524,935	238,137
Product warranty	873,004	1,115,914
Shipping and freight	519,117	243,730

Total cost of goods sold	10,452,453	10,522,511

GROSS PROFIT	10,820,909	7,473,338

OTHER COSTS AND EXPENSES:
Research and development	1,090,243	629,241
Selling, general and administrative, excluding depreciation, amortization, loss from sublease, moving expenses and
impact of variable plan accounting	6,239,439	5,012,432
Depreciation and amortization	222,113	281,719
Loss from sublease and moving expenses	—	545,128
Impact of variable plan accounting	—	199,296

Total other costs and expenses	7,551,795	6,667,816

INCOME FROM OPERATIONS	3,269,114	805,522

Interest expense, net	55,436	179,385

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	3,213,678	626,137
Provision for income taxes	1,086,077	245,696

INCOME FROM CONTINUING OPERATIONS	2,127,601	380,441

LOSS FROM DISCONTINUED OPERATIONS	—	(789,193)
Benefit for income taxes	—	(325,414)

LOSS FROM DISCONTINUED OPERATIONS	—	(463,779)

NET INCOME (LOSS)	$2,127,601	$(83,338)

BASIC EARNINGS (LOSS) PER SHARE
Income from continuing operations	$0.19	$0.04
Income (loss) from discontinued operations	$—	$(0.05)

Net Income (loss)	$0.19	$(0.01)

DILUTED EARNINGS (LOSS) PER SHARE
Income from continuing operations	$0.18	$0.04
Income (loss) from discontinued operations	$—	$(0.05)

Net Income (loss)	$0.18	$(0.01)

WEIGHTED AVERAGE SHARES USED TO COMPUTE NET EARNINGS (LOSS) PER SHARE
Basic	11,016,726	10,259,423
Diluted	11,593,114	10,259,423

MEDIA SCIENCES INTERNATIONAL, INC.
AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

ASSETS	As of June 30,
	2006	2005

CURRENT ASSETS:
Cash and cash equivalents	$1,485,399	$611,016
Accounts receivable, net	2,387,991	2,175,512
Inventories, net	4,454,997	3,196,323
Deferred tax assets	271,970	959,910
Prepaid expenses and other current assets	371,684	308,822

Total Current Assets	8,972,041	7,251,583

PROPERTY AND EQUIPMENT, NET	2,580,472	2,058,251

OTHER ASSETS:
Goodwill, net	3,584,231	3,584,231
Other assets	78,627	63,911

	3,662,858	3,648,142

TOTAL ASSETS	$15,215,371	$12,957,976

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Bank line of credit	$—	$1,620,233
Current maturities of long-term debt	150,000	100,000
Accounts payable	910,853	1,254,921
Accrued compensation and benefits	690,153	128,413
Accrued expenses and other current liabilities	667,491	14,019
Income taxes payable	475,072	295
Accrued product warranty	230,437	291,733
Deferred revenue	740,632	526,853

Total Current Liabilities	3,864,638	3,936,467

OTHER LIABILITIES:
Bank term loan, less current maturities	464,450	375,000
Deferred rent liability	299,907	341,988
Deferred revenue, less current portion	396,620	280,418
Deferred tax liabilities	165,330	404,099

Total Other Liabilities	1,326,307	1,401,505

TOTAL LIABILITIES	5,190,945	5,337,972

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Series A Convertible Preferred Stock, $.001 par value
Authorized 1,000,000 shares; none issued	—	—
Common Stock, $.001 par value
Authorized 20,000,000 shares; issued 11,131,363 shares
in 2006 and 10,953,606 shares in 2005	11,131	10,954
Additional paid-in capital	10,210,132	9,753,405
Cost of common stock in treasury, 54,577 shares in 2005	—	(112,913)
Deferred stock based compensation	(292,996)	—
Retained earnings (accumulated deficit)	96,159	(2,031,442)

Total Shareholders' Equity	10,024,426	7,620,004

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$15,215,371	$12,957,976

MEDIA SCIENCES INTERNATIONAL, INC.
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended June 30,
	2006	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Income from continuing operations	$2,127,601	$380,441
Adjustments to reconcile income from continuing operations
to net cash provided by operating activities:
Depreciation and amortization	747,048	519,856
Deferred income taxes	449,171	(120,891)
Provision for bad debts	35,159	9,323
Impact of variable plan accounting	—	212,455
Loss on write-off of leasehold improvements	—	180,364
Cash provided by discontinued operations	—	304,152
Non-cash and stock-based compensation expense	78,238	—
Changes in operating assets and liabilities:
Accounts receivable	(247,638)	(558,548)
Cash received from landlord as lease incentive	—	200,000
Inventories	(1,258,674)	(922,235)
Prepaid expenses and other current assets	(62,862)	(28,292)
Other assets	(14,716)	(15,811)
Insurance claim receivable	—	500,000
Accounts payable	(344,068)	(1,256,196)
Accrued compensation and benefits	561,740	(49,033)
Accrued expenses and other current liabilities	592,176	(105,974)
Income taxes payable	474,777	(10,338)
Deferred revenue	329,981	777,513
Deferred rent liability	(42,081)	141,988

Net cash provided by operating activities	3,425,852	158,774

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,326,203)	(1,692,990)
Sale of Cadapult service contracts	—	1

Net cash used in investing activities	(1,326,203)	(1,692,989)

CASH FLOWS FROM FINANCING ACTIVITIES:
Bank line of credit, net	(1,620,233)	(168,821)
Bank term loan, net	139,450	75,000
Payments of other short-term debt	—	(39,081)
Proceeds of issuance of common stock, net	255,517	1,612,017

Net cash provided by (used in) financing activities	(1,225,266)	1,479,115

NET INCREASE (DECREASE) IN CASH	874,383	(55,100)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	611,016	666,116

CASH AND CASH EQUIVALENTS, END OF YEAR	$1,485,399	$611,016

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$54,811	$179,385
Income taxes paid	$58,368	$155,598
NON-CASH INVESTING AND FINANCING TRANSACTIONS:
Cashless exercise of stock options	$—	$92,081